Exhibit 10.13
NON-ALIENATION AGREEMENT
     THIS NON-ALIENATION AGREEMENT (the “Agreement”) is entered into as of                                         , by and among                                         , M.D., a physician licensed to practice medicine in the State of                      (the “Owner”),                                         , a                      limited liability company (“Aurora”), and Aurora Diagnostics, LLC, a Delaware limited liability company and the sole member of Aurora (“Parent”).
     WHEREAS,                                         , a                       professional limited liability company (the “Company”), is engaged in the business of providing pathology services to physicians, hospitals and other healthcare entities;
     WHEREAS, Aurora and the Owner are parties to that certain Purchase Agreement dated as of the date hereof, by and among Aurora,                                          and the Owner (the “Purchase Agreement”);
     WHEREAS, all of the outstanding shares of capital stock of the Company (the “Shares”) are issued in the name of the Owner;
     WHEREAS, the Owner’s strict compliance with the terms hereof is an essential component of Aurora receiving the benefits it bargained for under the Purchase Agreement;
     WHEREAS, as an inducement to and condition of the Owner holding the Shares and entering into this Agreement, Aurora desires to and agrees to indemnify the Owner as set forth herein; and
     WHEREAS, the Owner has agreed to hold the Shares pursuant to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual benefits to be derived hereby, and the premises, representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, Owner and Aurora hereby agree as follows:
     1. Title to the Shares. Owner hereby represents and warrants that (i) he is the record owner of the Shares on the books and records of the Company, (ii) there are no outstanding shares of the Company other than the Shares, and (iii) there are no outstanding options, warrants, rights or other contracts or agreements pursuant to which capital stock of the Company may be issued or sold.
     2. Covenants.
     (a) General. Owner hereby acknowledges and agrees that he shall not take any actions with respect to the Shares that violate or are in any respect inconsistent with the terms of this Agreement, the Purchase Agreement, or the other agreements and documents contemplated thereby.

     (b) Voting of the Shares. Prior to the exercise of any right to vote or grant of a consent with respect to the Shares, Owner shall give notice to Aurora of the subject of such vote or consent and shall consult with Aurora with regard to the manner in which such vote will be cast or consent given. Aurora will thereafter recommend a course of action to Owner, and Owner will, at the time he receives the recommendation from Aurora, indicate his intent to act in accordance with Aurora’s recommendation or in a manner that is not recommended by Aurora.
     Should Owner indicate his intent to act in a manner that is not recommended by Aurora, Aurora shall have the right to immediately exercise its rights pursuant to Section 3 hereof, and Owner agrees that upon Aurora’s exercise of such rights, he will refrain from voting or granting consent with respect to the Shares until the Shares are transferred in accordance with Section 3. In no event shall Aurora be permitted to vote the Shares and nothing contained herein shall be construed as a voting trust, proxy or other arrangement vesting Aurora with the authority to exercise the voting power of the Shares. Notwithstanding the foregoing, Aurora shall not have any control over the manner in which either the Company or the Owner engages in the practice of medicine or otherwise provides medical care.
     (c) Encumbrances; Distributions; Claims. Except as expressly authorized by Aurora, during the term of this Agreement, Owner shall not cause or permit the Company to make any distributions or pledge, assign or otherwise encumber any of its assets, and Owner shall not pledge, assign or otherwise encumber the Shares. Owner shall notify Aurora immediately upon receipt of any information relating to any claim or lien against the Company or any of its assets or against Owner with respect to the Shares.
     (d) Disposition of the Shares. Except as expressly authorized by Aurora, Owner shall not dispose of, enter into an agreement for the disposition of or otherwise commit to the pledge, transfer, assignment, sale, gift or other disposition of the Shares or any rights therein or with respect thereto other than as contemplated by Section 3 hereof. In the event that Aurora determines to pledge, transfer, assign, sell or otherwise dispose of the Shares at any time, Owner hereby acknowledges and agrees that Owner will, upon receipt of notice from Aurora, take all actions necessary to effect any such transaction, at the sole expense of Aurora and subject to the right of indemnification under Section 6 hereof.
     3. Irrevocable Option to Purchase the Shares.
     (a) Aurora shall have the exclusive and irrevocable right to designate an Aurora Designee to purchase and acquire from Owner all of Owner’s right, title and interest in the Shares, in accordance with the terms and conditions provided herein. Owner hereby irrevocably and unconditionally agrees to transfer the Shares to the Aurora Designee at any time upon request by Aurora on the terms and conditions set forth herein. For purposes of this Agreement, “Aurora Designee” shall mean (i) any person entitled to hold the Shares under the laws of the State of                                          should the Company remain a professional entity under the laws of such state, or (ii) Aurora or any affiliate of Aurora in the event that Aurora, in its sole discretion, decides to convert the Company into a non-professional entity. The parties acknowledge and agree that Aurora’s decision to convert the Company, as set forth in this Section 3(a), may require such entity to cease providing professional services in                                         .

     (b) The purchase price to be paid to Owner in respect of the purchase of the Shares under this Section 3 shall be One Dollar ($1.00) and shall be payable in cash, by check or money order upon notice of Aurora’s exercise of its option under this Section 3.
     (c) In the event that Aurora exercises its rights to have the Aurora Designee acquire the Shares, the Shares shall be transferred in accordance with the terms of Section 4.
     (d) Aurora may assign, in its sole and absolute discretion, its rights under this Section 3 without prior notice to or consent from Owner.
     4. Deposit of the Shares. Upon execution of this Agreement, Owner shall execute and deliver to Aurora all documents necessary to transfer the Shares pursuant to Section 3 hereof, including any stock power or consents that must be obtained, duly executed in blank with all appropriate transfer stamps affixed thereto. Owner hereby acknowledges and agrees that, in the event Aurora exercises its rights pursuant to Section 3 herein to cause the Aurora Designee to acquire the Shares, Aurora shall have the right and authority to cause the transfer of the Shares to the Aurora Designee and the Aurora Designee shall, for all purposes, thereafter be the record owner of all rights, title and interest in and to the Shares.
     5. Indemnification.
     (a) Each of Parent and Aurora agrees to indemnify, defend and hold Owner harmless from and against any and all damage, loss, liability, obligation, commitment, cost or expense (including the reasonable fees and expenses of counsel) incurred by Owner and resulting from or in respect of any of the following:
          (i) any tax liability of the Company imposed upon Owner or any tax liability incurred by Owner as the result of Owner’s ownership of the Shares from and after the Closing Date until the disposition of the Shares (including without limitation any tax liability imposed on Owner arising solely from the sale or transfer of the Shares pursuant to Section 3 hereof); provided, however, that Aurora and Owner shall take all tax reporting positions consistent with Aurora having all benefits and burdens and incidents of ownership of the Shares notwithstanding the fact that Owner shall hold legal title to the Shares;
          (ii) other than with respect to any tax liability noted in Section 6(a)(i) above, any suit, claim or other proceeding brought by any third party or governmental agency directed at or as a result of Owner’s ownership of the Shares from and after the Closing Date; or
          (iv) other than with respect to any tax liability noted in Section 6(a)(i) above, any other proceeding if Owner is made a party to such proceeding because he is or was a shareholder, director or officer of the Company.

Owner shall not be entitled to indemnification in connection with any proceeding in which he (X) is convicted of engaging in illegal activity or (Y) breached this Agreement.
     (b) Upon receipt of notice from any third party of the commencement of any action or the assertion of any claim by the third party against Owner for which Owner is entitled to indemnification hereunder, Owner shall promptly provide written notice to Aurora of such claim. Aurora shall have the right to assume the defense of any such action and Owner shall cooperate with Aurora in the defense of such action. If after Owner provides written notice to Aurora, Aurora does not promptly assume the defense of such action, Owner shall have the right to engage counsel reasonably acceptable to Aurora at Aurora’s expense.
     7. Miscellaneous.
     (a) This Agreement shall be effective immediately and shall remain in effect until the earlier of (i) the termination by the parties hereto, evidenced in writing and signed by the parties or (ii) the transfer of the Shares pursuant to and in accordance with the terms and conditions of this Agreement.
     (b) This Agreement constitutes the entire and final agreement of the parties hereto with respect to the subject matter hereof, and it is hereby agreed that any prior oral or written agreement (including without limitation any prior version of any document containing a buy/sell arrangement), promise, representation, warranty, understanding or assurance expressing, concerning or relating to the matters addressed herein are merged herein and shall be null and void and of no further force or effect.
     (c) Owner hereby represents and warrants that he is not a party to any other agreement, nor will he enter into any other agreement during the term of this Agreement, that, in either case, is inconsistent with the terms and provisions of this Agreement.
     (d) Except as otherwise expressly provided herein, this Agreement may only be amended, terminated or modified upon the written consent of all parties to this Agreement.
     (e) This Agreement shall be binding upon the parties hereto, and their respective heirs, administrators, executors, personal representatives, successors and assigns, and the parties hereto covenant and agree that they themselves and their respective heirs, executors, successors, administrators, personal representatives and assigns will execute any and all instruments, releases, assignments and consents that may reasonably be required of them to more fully implement the provisions of this Agreement, except that Owner may not assign this Agreement or any of his rights or obligations hereunder without the prior written consent of Aurora. Aurora may assign its rights and obligations hereunder, in whole or in part, to any of its affiliates without the consent of Owner (provided that Aurora shall not be relieved of any obligations hereunder). Notwithstanding any provision to the contrary in this Agreement, Aurora and its affiliates may assign any or all of their rights, title and interest in and pursuant to this Agreement to any of their lenders as collateral security.

     (f) All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction, interpretation or effect of this Agreement or of any of the provisions hereof. Any reference herein to the masculine, feminine or neuter gender shall be nonspecific in nature and shall equally apply to the appropriate gender of the party concerned.
     (g) If any provision of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall extend to that provision solely, and the remainder of this Agreement shall be enforced as if such illegal or unenforceable provision were not incorporated herein. In addition, if any portion or all of this Agreement is determined to be unenforceable, the parties shall revise the Agreement in a manner that complies with applicable laws and preserves the economic rights of the parties hereunder.
     (h) The parties hereto acknowledge, understand and agree that the rights contained herein relating to the Shares are unique and invaluable rights, the loss of which are not susceptible to monetary quantification. The parties also agree that the rights and obligations provided herein are fair and equitable, were bargained for and given in exchange for fair and adequate consideration, and are intended by the parties to be legally enforceable in accordance with the terms set forth herein. Accordingly, the parties hereby agree that an action for specific performance or injunctive or other equitable relief of the rights, obligations and restrictions created by or under this Agreement is a proper and appropriate remedy for the breach of its provisions and shall be available to the parties hereto, and no bond shall be required to be posted in connection therewith.
     If a party to this Agreement is required to institute legal proceedings to enforce its rights or the other party’s obligations in accordance with the provisions of this Agreement and such party prevails in such legal proceedings in a binding, non-appealable final judgment, then such prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs incurred in enforcing such rights and/or obligations.
     (i) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of                        . To the fullest extent permitted by law, the parties hereby (X) submit to the jurisdiction of the                                          and United States courts for the                                          judicial circuit and the federal district, respectively, wherein lies                      for purposes of any legal action or proceeding brought under or in connection with this Agreement, (Y) agree that exclusive venue of any such action or proceeding may be laid in                                          and (Z) waive any claim that the same is an inconvenient forum.
     (j) This Agreement may be executed in separate counterparts, each of which shall serve as an original for all purposes, and all of which together shall constitute one and the same agreement.
     (k) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:

          (i) If to Owner, to:

     or to such other person or address as Owner shall furnish by notice to Aurora in writing.
          (ii) If to Aurora or Parent to:

          with a copy to (which shall not constitute notice):

or to such other person or address as the Aurora shall furnish by notice to Owner in writing.
[Signatures on the Following Page]

     IN WITNESS WHEREOF, the parties to this Agreement, intending to be legally bound, have hereunto set their signatures as of the date first above written.

AURORA DIAGNOSTICS, LLC

By:
Name:

Title:

AURORA SUBSIDIARY

By:

Name:

Title:

OWNER

, M.D.